Exhibit 10.35



                  FINANCIAL FEDERAL CORPORATION

                 2001 MANAGEMENT INCENTIVE PLAN

                   RESTRICTED STOCK AGREEMENT


          Financial Federal Corporation, a Nevada corporation (the "Company"), hereby awards shares of Restricted Stock ("Shares") to the Participant named below (the "Award"). The terms and conditions of the Award are set forth in this cover sheet and the attached 2001 Management Incentive Plan (the "Plan").


Date of Award:      October 4, 2004

Name of Participant:   Paul R. Sinsheimer

Participant's Social Security Number:   ###-##-####

Number of Shares of Restricted Stock Awarded:   10,000

Amount Paid by Participant for the Shares of Restricted Stock
Awarded:                                          $0.00

Aggregate Fair Market Value of Restricted Stock on Date of Award:
$369,700.00

Vesting Start Date: October 4, 2005


          By signing this cover sheet, you agree to all of the terms and conditions described in the attached Restricted Stock Agreement and in the Plan. You are also acknowledging receipt of this Agreement and a copy of the Plan.

Dated: October 14, 2004
       ----------------

Company:                                Participant:

By:  /s/ Steven F. Groth                /s/ Paul R. Sinsheimer
     -------------------------          ----------------------
     Steven F. Groth                    Paul R. Sinsheimer
     Senior Vice President and
     Chief Financial Officer

By:  /s/ Troy H. Geisser
     -------------------------
     Troy H. Geisser
     Senior Vice President and Secretary

                  FINANCIAL FEDERAL CORPORATION

                 2001 MANAGEMENT INCENTIVE PLAN

                   RESTRICTED STOCK AGREEMENT


The Plan and The text of the Plan is incorporated in the
Other        Restricted Stock Agreement (this "Agreement") by
Agreements   this reference.  You and the Company agree to
             execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Unless otherwise defined in this Agreement, certain capitalized terms used in this Agreement are defined in the Plan.

             This Agreement, the attached Exhibits and the Plan constitute the entire understanding between you and the Company regarding this Award of Restricted
             Stock. Any prior agreements, commitments or negotiations relating to this Agreement are superseded.

Award of     The Company awards you the number of shares of
Restricted   Restricted Stock shown on the cover sheet of this
Stock        Agreement.  The Award is subject to the terms and
             conditions of this Agreement and the Plan.

Vesting Except as otherwise provided in this Agreement, so long as you are continuously employed as an Employee (as such term is defined in the Plan and where "Employee" includes being employed by a Subsidiary of the Company), you will become vested as to one-fifth (1/5) of the total number of shares of Restricted Stock awarded, as shown above on the cover sheet, on the Vesting Start Date of this Agreement. Thereafter, so long as you are continuously employed as an Employee, the Restricted Stock vests at the rate of one-fifth (1/5) on each anniversary of the Vesting Start Date of this Agreement until fully vested. The resulting aggregate number of vested shares will be rounded down to the nearest whole number. However, if your continuous employment as an Employee is terminated either by (i) the Company (or Parent or Subsidiary) without Cause, (ii) Death, (iii) Disability, (iv) Retirement (where, for purposes of this Agreement, "Retirement" shall mean an Employee's termination of employment with the Company for any reason (other than due to Death, Disability or by the Company for Cause) on or after attainment of the age of sixty-two), or (v) you for Good Reason, or if there is a Sale of Company (as defined below), then any unvested Restricted Stock shall be vested in full upon such event.

             Except as otherwise provided in this Agreement, in the event that your continuous employment as an Employee ceases prior to the fifth anniversary of the Vesting Start Date, you will forfeit to the Company all of the shares of Restricted Stock subject to this Award that have not yet vested as of the date your continuous employment terminates as an Employee.

             Notwithstanding anything to the contrary in this Agreement, the Board of Directors, in its sole discretion, may at any time accelerate the date upon which any or all of this Restricted Stock grant is vested.

Escrow The certificates for the Restricted Stock shall be deposited in escrow with the Secretary of the Company (or his designee) to be held in accordance with the provisions of this paragraph. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit A. The deposited certificates, shall remain in escrow until such time as the certificates are to be released or otherwise surrendered for cancellation as discussed below. Upon delivery of the certificates to the Company, you shall be issued an instrument of deposit acknowledging the number of shares of Restricted Stock delivered in escrow to the Secretary of the Company.

             All regular cash dividends, if any, on the Restricted Stock shall be paid directly to you and shall not be held in escrow.

             The Restricted Stock held in escrow hereunder shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company, provided, however, that the minimum number of shares released to you in any individual release of share certificates must be at least twenty-five (25) shares (unless the release represents your final release of share certificates from escrow):

                *    When your interest in the Restricted Stock
                  vests, the certificates for such vested Restricted Stock shall be released from escrow and delivered to you, at your request, in accordance with Schedule A attached hereto.

                *    The release of any vested Restricted Stock
                  from escrow shall be effected within thirty (30) days following the applicable date(s) of vesting of shares pursuant to this Agreement.

                *    Upon termination of your continuous employment
                  as an Employee by you for Good Reason or by the Company (or Parent or Subsidiary) without Cause, or by Death, Disability or Retirement, or if there is a Sale of Company, any unvested Restricted Stock shall become vested and released from escrow within thirty (30) days of the applicable event. Upon termination of your continuous employment as an Employee for any other reason, any unvested Restricted Stock shall be surrendered to the Company.

Sale of the  The Restricted Stock shall automatically vest in
Company the event there is a sale of all or substantially all of the assets (exclusive of securitized assts) or stock of the Company (the "Sale of Company") and you have continuously provided employment as an Employee from the Date of Award shown on the cover sheet to the effective date of the Sale of Company.



Definition   For purposes of this Agreement, Cause shall mean
of "Cause"   the good faith determination by the Company in its
             sole discretion that your continuous employment as an Employee should be terminated due to one or more of the following:

                (a)    You have engaged in an act or acts of
                  gross misconduct or negligence that have materially harmed or materially damaged the Company. You will be notified in writing of such misconduct or negligence and such notice will specifically reference potential termination of employment;

                (b)    Your repeated failure to follow the
                  lawful instructions of the Company following written notice. Such written notice will specifically reference potential termination of employment;

                (c)    You have misappropriated Company
                  property;

                (d)    You have been convicted of, or plead "no
                  contest" to, a felony; or

                (e)    You have exhibited a repeated inability
                  to competently perform the essential functions of your job which has been memorialized in the Company's records and has resulted in material harm or material damage to the Company.

Definition   For purposes of this Agreement, termination of your
of "Good     continuous employment as an Employee by you for
Reason"      "Good Reason" shall mean your resignation as an
             Employee within thirty (30) days after the occurrence (without your written consent) of any of the following:

                (a)    Any reduction (in the aggregate) in your
                  base salary by more than 25%, unless all similarly situated executives incur the same proportionate reduction in base salary; or

                (b)    A material diminishment in your position,
                  job duties and/or responsibilities.

Code Section You represent and warrant that you understand the
83(b)        Federal, state and local income tax consequences of
Election     the granting of this Restricted Stock.  Under
             Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the Fair Market Value of the
             Restricted Stock on the date any forfeiture restrictions applicable to such Restricted Stock lapse will be reportable as ordinary income at that time. For this purpose, "forfeiture restrictions" include surrender to the Company of unvested
             Restricted Stock as described above. You may elect to be taxed at the time the Restricted Stock is acquired to the extent that the Fair Market Value of the Restricted Stock exceeds the amount of consideration paid by you (if any) for such Restricted Stock at that time rather than when such Restricted Stock ceases to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal
             Revenue Service within thirty (30) days after the Date of Award. The form for making this election is attached as Exhibit B hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you
             (in the event the Fair Market Value of the Restricted Stock increases after the date of purchase) as the forfeiture restrictions lapse unless you make a valid deferral as described below. YOU ACKNOWLEDGE THAT IT IS YOUR SOLE
             RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A
             TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF
             YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO
             MAKE THIS FILING ON YOUR BEHALF.  YOU ARE RELYING
             SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE
             DECISION AS TO WHETHER OR NOT TO FILE A CODE
             SECTION 83(b) ELECTION.

Election to Provided you do not make a Code Section 83(b) Defer/Stock election, you may, with Company consent, elect to
Units convert your right to receive vested shares into an unfunded deferred compensation account (the "Account"). You must affirmatively elect to make such a conversion and you must submit your irrevocable election to the Company sufficiently prior to the vesting of the shares that you wish to convert in accordance with rules and procedures that will be prescribed by the Company. If the Company approves your request, then upon the future scheduled vesting date of the Shares to be converted, such shares shall be surrendered to the Company and your Account shall be credited with a number of units (the "Stock Units") equal to the number of shares that you have requested be converted. You shall be a general unsecured creditor with respect to any balance in the Account. The Company shall maintain the accounting for the Stock Units in your Account. The accounting value of each Stock Unit shall equal the Fair Market Value of a Company common share. In the event that there is any adjustment to the Company's Common Stock as provided under Section 8 in the Plan, then an appropriate and similar adjustment shall be made to your Stock Units. Any dividends paid to Company stockholders shall result in an appropriate credit to your Account or you will receive a cash payment in the amount of the dividend. Your Account shall be paid out in full in Shares to you after your continuous employment as an Employee is terminated pursuant to the terms and conditions of your deferral election.

Leaves of    For purposes of this Agreement, while you are a
Absence      common-law employee, your continuous employment as
             an Employee does not terminate when you go on a bona fide leave of absence that was approved by the Company (or its Parent or Subsidiary) in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. Your continuous employment as an Employee terminates in any event when the approved leave ends, unless you immediately return to active work.

             The Company determines which leaves count for this purpose, and when your continuous employment as an Employee terminates for all purposes under this Agreement.

Voting and   Subject to the terms of this Agreement, you shall
Other Rights have all the rights and privileges of a stockholder of the Company while the Restricted Stock is held in escrow, including the right to vote and to receive dividends (if any), provided, however that you will not be entitled to any rights and privileges of a stockholder for any Stock Units other than the right to receive dividends (if any) or any other right expressly provided herein.

Adjustments  In the event that after the date of this Award, the outstanding shares of the Company's Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger, consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust the number of shares of Common Stock subject to this Award of Restricted Stock (to the nearest whole number) and such adjustments shall be effective and binding for all purposes of this Award.

Restrictions The Company will not issue any Restricted Stock or
on           Shares if the issuance of such Restricted Stock or
Issuance     Shares at that time would violate any law or
             regulation.

Withholding  The release of the Restricted Stock from escrow
Taxes will not be allowed unless you make acceptable arrangements to pay any withholding or other taxes that may be due and such arrangements may include, subject to such rules that may be established by the Company, (i) delivery of previously owned shares, (ii) withholding of shares by the Company from the shares that would otherwise be delivered from escrow or (iii) cash or check.

Restrictions By signing this Agreement, you agree not to sell
on Resale    (or transfer or assign) any Restricted Stock prior
             to its vesting or sell (or transfer or assign) any Shares acquired under this Award at a time when applicable laws, regulations or Company or underwriter trading policies prohibit sale.

             If the sale of Shares acquired under this Award is not registered under the Securities Act of 1933, but an exemption is available which requires an investment representation or other representation and warranty, you shall represent and agree that the Shares being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations and warranties as are deemed necessary or appropriate by the Company and its counsel.

No Retention This Agreement is not an employment agreement and
Rights does not give you the right to be retained by the Company (or its Parents, Subsidiaries or affiliates) and you agree that you are an employee-at-will. The Company (or its Parents, Subsidiaries or affiliates) reserves the right to terminate your employment as an Employee at any time and for any reason.

Representati You acknowledge that, while employed by the Company ons or any Parent or any Subsidiary or affiliate thereof, you will have access to confidential and proprietary information regarding the internal affairs, operations and customers (customer is defined herein as including, but not limited to, borrowers, makers, lessees, guarantors, vendors and manufacturers of the following: equipment, construction equipment, transportation equipment, buses, trailers, trucks, tractors, vehicles, manufacturing equipment, machine tools, waste equipment, recycling equipment and production equipment) of the Company or any Parent or any Subsidiary or affiliate thereof, including but not limited to, information contained in any internal memorandum, standard operating procedure manual, employee manual, customer or vendor lists, accounting records, computer-generated information, computer lists, computer reports, computer records, computer printouts or any software data or other information in any computer system of the Company or any Parent or any Subsidiary or affiliate thereof and other information which pertains to the business of the Company or any Parent or any Subsidiary or affiliate thereof, which is not disclosed by the Company or any Parent or any Subsidiary or affiliate thereof to the general public. By acceptance of this Agreement, you agree to keep secret and retain in strictest confidence and not to disclose, at any time, all confidential matters, proprietary information which relate to the Company or any Parent or any Subsidiary or affiliate thereof including, without limitation, customer lists, trade secrets, internal memoranda, policies of the Company and other confidential business affairs of the Company and its Parents and its Subsidiaries or affiliates thereof and agrees not to disclose any of the foregoing information, at any time, without the prior written consent of a duly authorized officer of the Company.

             You further agree that, for 120 days from the date that your employment as an Employee of the Company or any Parent or any Subsidiary or affiliate thereof ends; (1) You shall not, either directly or indirectly, solicit business from any existing or prospective customer(s) of the Company or any Parent or any Subsidiary or affiliate thereof and
             (2) You shall not, either directly or indirectly, agree to hire, solicit or recruit on behalf of your new employer, or through your new employer, any employee of the Company or any Parent or any Subsidiary or affiliate thereof for any job, employment or consulting, in the Company's or any Parent's or any Subsidiary's or affiliate's industry or with any company which competes with the Company or any Parent or any Subsidiary or affiliate thereof. For purposes of this paragraph, a "prospective customer" includes but is not limited to, a person, corporation, partnership or other business entity with whom one or more financing and/or leasing transactions has been discussed within the twelve months prior to termination of your employment with the Company, or any Parent or any Subsidiary or affiliate thereof. The provisions of this representations section shall survive any expiration or termination of this Agreement.

             The Company may enforce any violation of these provisions to the fullest extent permitted under law or equity. You acknowledge that upon a material breach of any of these provisions, the Company would sustain irreparable harm from such breach, and, therefore, you agree that in addition to any other remedies which the Company may have for any material breach of this Agreement or otherwise, the Company shall be entitled to obtain equitable relief including specific performance, injunctions and restraining you from committing or continuing any such violation of this Agreement. The Company may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief as necessary.

Applicable   This Agreement will be interpreted and enforced
Law          under the laws of the State of New York and
             construed accordingly, including any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. This Agreement may not be amended, altered, waived or modified unless it is in writing and signed by you and the Chief Financial Officer and Secretary. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties.
             The rights and remedies of the Company, its Parents, its Subsidiaries and affiliates hereunder shall be cumulative and not alternative. No delay or failure on the part of the Company, its Parents or its Subsidiaries or its affiliates in exercising any rights hereunder shall operate as a waiver of such or of any other rights. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
             YOU HEREBY WAIVE THE RIGHT TO HAVE A TRIAL BY JURY
             IN ANY LITIGATION, ACTION, CAUSE OF ACTION,
             COUNTERCLAIM, CASE, ARBITRATION OR PROCEEDING
             BETWEEN YOU AND THE COMPANY, ITS PARENTS OR ITS
             SUBSIDIARIES OR AFFILIATES.

                          __________________


  In consideration of the Company granting you this Restricted Stock, please acknowledge your agreement to fully comply with all of the terms and provisions contained herein by signing this Agreement in the space provided above and returning it promptly to:

                  Financial Federal Corporation
              Attention: Troy H. Geisser, Secretary